Exhibit 5.1

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
+1 212 909 6000

November 29, 2017

Tribune Media Company

515 N. State Street, Suite 2400

Chicago, Illinois 60654

Registration Statement on Form S-3

                of Tribune Media Company

Ladies and Gentlemen:

We have acted as special counsel to Tribune Media Company, a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale from time to time of 14,145,447 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), to be sold by Oaktree Tribune, L.P. (the “Shares”).

In rendering the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, Oaktree Tribune, L.P. (the “Selling Stockholder”) and such other instruments and certificates of public officials, officers and representatives of the Company, the Selling Stockholder and other persons as we have deemed necessary or appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company, the Selling Stockholder and other persons delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents. We have also assumed that the Notice of (I) Effective Date of the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries Proposed by the Debtors, the Official Committee

Tribune Media Company	November 29, 2017

of Unsecured Creditors, Oaktree Capital Management, L.P., Angelo, Gordon & Co., L.P., and JPMorgan Chase Bank, N.A. and (II) Bar Date for Certain Claims (Docket No. 12939) filed on December 31, 2012 in Case No. 08-13141 (KJC) in the United States Bankruptcy Court for the District of Delaware is conclusive evidence that the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries Proposed by the Debtors, the Official Committee of Unsecured Creditors, Oaktree Capital Management, L.P., Angelo, Gordon & Co., L.P., and JPMorgan Chase Bank, N.A. (as Modified July 19, 2012), filed pursuant to Section 1121(a) of chapter 11 of title 11 of the United States Code, as amended, in the form confirmed by order of the United States Bankruptcy Court for the District of Delaware, dated July 23, 2012, became effective on December 31, 2012.

Based upon and subject to the foregoing, qualifications and limitations hereinafter set forth, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Validity of Common Stock” in the Prospectus forming a part thereof. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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